EXHIBIT 5.1



                                 March 28, 2001


American Community Bancshares, Inc.
2593 West Roosevelt Boulevard
Monroe, North Carolina  28111-0418

Ladies and Gentlemen:

As counsel for American Community Bancshares, Inc. (the "Company"), I am furnishing the following opinion in connection with the proposed issuance by the Company of up to 298,392 shares of its common stock, $1.00 par value (the "Common Stock") pursuant to the American Community Bancshares, Inc. 1999 Incentive Stock Option Plan and the 1999 Nonstatutory Stock Option Plan for Directors (collectively, the "Plans"). These securities are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to which this opinion is to be attached as an exhibit.

I have examined the Articles of Incorporation and Bylaws of the Company, the minutes of meetings of its Board of Directors and such other corporate records of the Company and other documents and have made such examinations of law as I have deemed relevant for the purposes of this opinion. Based upon such examination and such certificate, it is my opinion that the 298,392 of Common Stock of the Company which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefore pursuant to the Plans as described in the Registration Statement, such shares of Common Stock will be legally issued, fully paid and nonassessable.

The opinion expressed herein does not extend to compliance with state and federal securities laws relating to the sale of these securities.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement that you are about to file with the Securities and Exchange Commission. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the 1933 Act or the regulations promulgated pursuant to the 1933 Act.

                                                     Yours very truly,

                                                     GAETA & GLESENER, P.A.

                                                     /s/ Anthony Gaeta, Jr.

                                                     Anthony Gaeta, Jr.



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